[EXECUTION COPY]





ASSET PURCHASE AGREEMENT


BETWEEN


CYPROS PHARMACEUTICAL CORPORATION

AND

SCHWARZ PHARMA, INC.

Dated as of October 31, 1996


ASSET PURCHASE AGREEMENTStandard Table of Contents has been placed at the end of the Agreement.

ASSET PURCHASE AGREEMENT, dated as of October 31, 1996, by and between CYPROS PHARMACEUTICAL CORPORATION, a California corporation (the "Buyer"), and SCHWARZ PHARMA, INC., a Delaware corporation (the "Seller").


W I T N E S S E T H:

WHEREAS, the Buyer desires to purchase, and the Seller desires to sell, certain assets and properties related to the Seller's
Ethamolin product line, subject, in each case, to the exceptions, terms and conditions set forth herein; and

WHEREAS, certain capitalized terms used herein are defined in
Section 13.1 hereof;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, and upon the terms and subject to the conditions hereinafter set forth, the Buyer and the Seller hereby agree as follows:

1                    ASSETS TO BE ACQUIRED
2
 .1     Acquisition and Transfer of Assets.  Upon the terms and
subject to the conditions hereinafter set forth, the Seller shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, all of the Seller's right, title and interest in and to the assets, properties, rights, contracts and claims described in paragraphs
(a) through (l) of this Section 1.1, wherever located, whether tangible or intangible, as the same shall exist as of the Closing but, in each case, only to the extent exclusively used in, held for use in or related to the Ethamolin product line of Seller described in Schedule 1.1 (the "Product Line") (such right, title and interest in and to all such assets, properties, rights, contracts and claims being collectively referred to herein as the (the"Assets"):

(a) all finished goods, works-in-progress, raw materials and artwork used in the development of advertising brochures and marketing materials relating to the Product Line (collectively, the "Inventory");

(b) all INDs, NDAs, ANDAs and other product authorizations or registrations, and all files related thereto, held by the Seller and pending before the FDA or other Governmental Bodies with respect to the Product Line;

(c) (i) any U.S. patents and patent applications and any non-U.S. patents and patent applications with respect to the Product Line owned by the Seller or licensed to the Seller by third parties, (ii) research, development and commercially practiced processes, trade secrets, know-how, inventions, and manufacturing, engineering and other technical information, whether owned by the Seller or licensed to the Seller by third parties for the Product Line and (iii) all notebooks, records, reports and data directly relating thereto and necessary to manufacture, distribute or sell the Product Line (the assets referred to in clauses (i) through (iii) are collectively referred to herein as the "Patent-Related Assets");

(d) all U.S. trademarks, trade names, service marks and copyrights, and any applications and registrations with respect to the Product Line, owned by the Seller or licensed to the Seller by third parties and listed on Schedule 1.1(d)
(collectively, the "U.S. Trademarks");

(e) any non-U.S. trademarks, trade names, service marks and copyrights and any applications and registrations with respect to the Product Line, owned by the Seller or licensed to the Seller by third parties (collectively, the "Non-U.S. Trademarks", and together with the Patent-Related Assets and the U.S. Trademarks, the "Intangible Assets");

(f) all current customer lists, doctor lists, marketing plans, call reports, territorial sales reports and analyses and other printed and written materials relating to the Seller's ownership or operation of the Product Line that the Seller is not required by law to retain (of which the Seller may retain duplicates), and duplicates of any such materials that the Seller is required by law to retain;

(g) all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors with respect to the Product Line (to the extent assignable);

(h) all licenses, approvals and registrations granted by or pending with any Governmental Body to market any product within the Product Line (the "Products") or necessary to the operation of the Product Line (to the extent assignable and permitted by 12

(i) all Permits required in connection with the operation of the Product Line including, but not limited to, those listed on
Schedule 1.1(i), held by the Seller (to the extent assignable or permitted by applicable Law to be transferred);

(j) all Contracts relating to the Product Line, that are listed or described on Schedule 1.1(j), including, without limitation, the Seller's entire right to receive goods and services, to assert claims and to take other action with respect to breaches, defaults and other violations pursuant to all of such Contracts (to the extent assignable);

(k) all prepaid royalties, statistical materials, advertising and research and development payments with respect to the Product
Line; and

(l) all computer software, books, records or other data relating to the Seller's ownership or operation of the Product
Line.

 .2     Excluded Assets.  Other than the Assets described in
Section 1.1, the Seller and the Buyer expressly understand and agree that the Seller is not hereunder selling, assigning, transferring, conveying or delivering to the Buyer any of the following other assets, properties, rights, contracts and claims (such excluded assets are referred to collectively as the "Excluded Assets"):

(a) any properties, assets, rights and interests of the Seller that do not relate exclusively to the Product Line;

(b) cash, bank accounts, certificates of deposit, treasury bills, treasury notes and marketable securities of the Seller;

(c) pension or other funded employee benefit plan assets of the Seller;

(d)    any policy of insurance of the Seller;

(e) all accounts receivable and all notes receivable (whether short-term or long-term) of the Seller from third parties and all deposits with third parties, together with any unpaid interest accrued thereon from the respective obligors and any security or collateral therefor, including recoverable deposits related to the Product Line (collectively, the "Accounts Receivable");

(f) all Contracts set forth on Schedule 1.2(f) and all Contracts that relate to the Excluded Assets or the Excluded
Liabilities;

(g)    all purchase orders set forth on Schedule 1.2(g)
(collectively, the "Excluded Purchase Orders") received or outstanding with respect to the Product Line on or prior to the Closing;

(h) all prepaid charges, sums, fees, insurance premiums or proceeds and prepaid taxes pertaining to the Product Line;

(i)    except as otherwise set forth in the last sentence of
Section 10.1(b), any of the Seller's right, title and interest under any Contracts, agreements, licenses, approvals, registrations, Permits, exemptions, franchises, variances, waivers, consents or other authorizations or arrangements that are not assignable or transferable without consent or approval (unless such consent or approval has been obtained); and

(j) any claims for refunds or rebates of any previously paid taxes, levies or duties, including, without limitation, customs duties.

 .3     Assumed Liabilities.  Subject to the terms and conditions
of this Agreement and as partial payment for the purchase of the Assets, the Buyer shall, at the Closing, assume and pay, perform and discharge in accordance with their terms the following obligations and liabilities of the Seller and hereby agrees to release and hold the Seller harmless from and against any of the following obligations and liabilities (collectively, the "Assumed Liabilities"): all debts, obligations and liabilities in respect of the Assets or the Product Line arising or in respect of any period from and after the Closing Date.

 .4     Excluded Liabilities.  Without limiting the generality of
Section 1.3, the Seller and the Buyer expressly understand and agree that the Buyer shall not assume or become liable for any of the following liabilities of the Seller (collectively, the "Excluded Liabilities"):

(a) all product liability claims made with respect to the Product Line at any time prior to the Closing Date or claims that arise on or after the Closing Date that relate to Products shipped or sold by the Seller prior to the Closing Date; provided, however, that any product liability claim made after the Closing Date relating to lot # 5EML9 or that cannot be attributed to sales or products (other than lot # 5EML9) made by the Seller prior to the Closing Date shall be the liability of the Buyer and shall not be an Excluded Liability;

(b) liabilities for taxes of the Seller, including federal, state and local income taxes, withholding taxes, sales, use, excise, franchise, transfer or other taxes of the Seller;

(c) accounts payable with respect to the Product Line which were incurred prior to the Closing Date;

(d) subject to Sections 10.4 and 10.5 with respect only to returns, chargebacks and Rebates, liability for returns (including but not limited to the disposal of returned Products), chargebacks, stocking allowances, fee discounts, rebates, prime product agreements, market share discount arrangements, third party administration fees (e.g., pharmacy benefit managers and health maintenance organizations), commissions and other claims arising out of or relating to similar arrangements `relating to Seller's operation of Product Line or sales of the Products prior to the Closing;

(e) any non-assignable Contracts or Permits and any other obligation, liability or indebtedness of the Seller described in
Schedule 1.4(e);

(f)    any Excluded Purchase Orders; and

(g) subject to Sections 10.9 and 10.10, any debts, obligations or liabilities of Seller arising prior to Closing to Block Drug Company, Chemical Bank or Schering Plough, provided, however, that any such debts, obligations or liabilities due to or arising out of any act or omission of the Buyer shall be the liability of the Buyer and shall not be an Excluded Liability.



PURCHASE PRICE

               .1    Purchase Price and Payment.

(a) The aggregate purchase price to be paid by the Buyer to the Seller for the Assets shall be the sum of (i) Three Million Two Hundred Thousand Dollars ($3,200,000) plus (ii) Fourteen Thousand Dollars ($14,000), in respect of its pro rata share of User Fees paid or payable by Seller to the FDA plus (iii) the Seller's actual cost of the Inventory (valued on a historical cost basis, the components of such cost being set forth on
Schedule 2.1(c)) (collectively, the "Purchase Price"). In addition, the Buyer will assume the aggregate amount of the Assumed Liabilities. Payment of Two Million Dollars ($2,000,000) of the Purchase Price referred to in clause (i) above and payment of all of the Purchase Price referred to in clause (ii) above shall be in U.S. dollars, and shall be made no later than 11:30 A.M. (New York City time) on the Closing Date by wire transfer of immediately available funds to the account or accounts designated by the Seller. Payment of the remaining portions of the Purchase Price referred to in clauses (i) and (iii) above shall be as set forth in Sections 2.1(b) and 2.1(c) respectively.

(b) On the Closing Date the Buyer shall deliver to Seller a note and security agreement (the "Note and Security Agreement") substantially in the form of Exhibit A, evidencing principal indebtedness of One Million Two Hundred Thousand Dollars ($1,200,000) and bearing interest at the rate of 8% per annum. All amounts of principal indebtedness and accrued interest thereon shall be due and payable on November 3, 1997.

(c) The Seller has estimated the items, quantities and value (according to historical cost) of the items of Inventory projected to be on hand as of the Closing Date on Schedule 2.1(c). The Seller acknowledges the acceptability of such estimates, items, quantities and value of Inventory. On the first business day following the Closing Date, the Seller shall cause to be shipped to the Buyer, at Buyer's expense, the items of Inventory referred to above. Such shipment shall be made to such locations as the Buyer indicates on or prior to the Closing Date. Not later than twenty (20) days after receipt of the Inventory, the Buyer shall count and perform quality control procedures on the Inventory, shall pay for the Inventory in accordance with the terms of the Seller's invoice, adjusted as necessary based on the results of the count and quality control procedures and shall return to the Seller any Inventory that do not satisfy such quality control procedures.

 .2     Allocation of Purchase Price.  The Buyer and the Seller
hereby agree that, for tax purposes, the Purchase Price of the Assets will be allocated in accordance with Schedule 2.2. Subject to the requirements of any applicable tax law, all tax returns and reports filed by the Buyer and the Seller shall be prepared consistently with such allocation.



THE CLOSING

 .1     Closing Date.  The Closing shall take place at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York at 10:00 A.M. on November 4, 1996, or at such other place and at such other time and date as may be mutually agreed upon by the Buyer and the Seller. The date of the Closing is referred to in this Agreement as the "Closing Date".

 .2     Proceedings at Closing.  All proceedings to be taken and
all documents to be executed and delivered by the Seller in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and its counsel. All proceedings to be taken and all documents to be executed and delivered by the Buyer in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller and its counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

 .3     Deliveries by the Seller to the Buyer.  At the Closing,
the Seller shall deliver, or shall cause to be delivered, to the Buyer the following:

(a) executed assignments, patent assignments, trademark assignments, bills of sale and/or certificates of title, dated the Closing Date, transferring to the Buyer all of the Assets;

(b) the certificate referred to in Section 8.1(c) signed by a duly authorized officer of the Seller;

(c)    a receipt for the Purchase Price;

(d) an executed bill of sale (the "Bill of Sale"), substantially in the form attached hereto as Exhibit B, dated the Closing Date, pursuant to which the Seller conveys, assigns and transfers to the Buyer the Assets;

(e)    an executed assumption agreement (the "Assumption
Agreement"), substantially in the form attached hereto as Exhibit
C, dated the Closing Date, pursuant to which the Buyer assumes all of the Assumed Liabilities;

(f) certified copies of resolutions adopted by the Board of Directors of the Seller authorizing the execution of this Agreement and the sale of the Assets to the Buyer in accordance with the terms hereof;

(g) a certificate of good standing of the Seller issued by the Secretary of State of Delaware within a reasonable time prior to the Closing Date;

(h) the Seller shall execute a written notice from the Seller to all parties under any Material Contract, addressed to such parties, in the form prepared by the Seller and reasonably acceptable to the Buyer, for the partial release of such Contract to the extent that such Contract relates to the Product Line; and

(i) such other documents as the Buyer reasonably deems necessary or appropriate to vest in it good and marketable title to all or any part of the Assets, free and clear of all liens, encumbrances and other rights as provided in this Agreement.

 .4     Deliveries by the Buyer to the Seller.  At the Closing,
the Buyer shall deliver to the Seller the following:

(a)    immediately available funds in the amount of the Purchase
Price referred to in clauses (i) and (ii) of Section 2.1(a) by wire transfer as provided in Section 2.1;

(b)    the Note and Security Agreement referred to in Section
2.1(b) signed by a duly authorized officer of the Buyer;

(c)    an executed trademark agreement (the "Trademark
Agreement"), substantially in the form attached hereto as Exhibit
D, dated the Closing Date, for the registration of the Seller's security interest in the Ethamolinr trademark with the U.S.
Patent and Trademark office;

(d) the certificate referred to in Section 9.1(c) signed by a duly authorized officer of the Buyer;

(e)    an executed assumption agreement (the "Assumption
Agreement"), substantially in the form attached hereto as Exhibit
C, dated the Closing Date, pursuant to which the Buyer assumes all of the Assumed Liabilities;

(f) certified copies of resolutions adopted by the Board of Directors of the Buyer authorizing the execution of this Agreement and the purchase of the Assets from the Seller in accordance with the terms hereof;

(g) a certificate of good standing of the Buyer issued by the Secretary of State of California within a reasonable time prior to the Closing Date; and

(h) such other documents as the Seller shall reasonably request.

 .5     Other Deliveries by Seller.  Seller agrees to deliver or
cause to be delivered all assets listed in Section 1.1 within 10 business days of Closing.



REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller has owned the Product Line since the closing of the Asset Sale Agreement, and its familiarity with and knowledge of the Product Line is based upon the Asset Sale Agreement, with regard to the period prior to such closing, and its own knowledge of the Product Line thereafter. Accordingly, the Seller's representations and warranties in this Article 4 relate only to the period subsequent to the closing under the Asset Sale Agreement. Subject to the foregoing, the Seller hereby represents and warrants to the Buyer as follows:

 .1     Organization and Good Standing.  The Seller is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and the Seller Documents, and to consummate the transactions contemplated hereby and thereby.

 .2     Authorization of Agreement.  The Seller has all requisite
corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate to be executed by the Seller in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments and certificates required to be executed by the Seller being hereinafter referred to, collectively, as the " Seller Documents"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Seller of this Agreement and each of the Seller Documents has been duly authorized and approved by all necessary corporate action on the part of the Seller. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly executed and delivered by the Seller, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms. None of the execution and delivery by the Seller of this Agreement and the Seller Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by the Seller with any of the provisions hereof or thereof will, to Seller's Knowledge, (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Seller, (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any Contract or Order to which the Seller is a party or by which it or any of the Assets is bound or subject, (iii) constitute a violation of any Law applicable to the Seller or (iv) result in the creation of any Lien (other than any Lien in favor of the Buyer) upon any of the Assets, except with respect to clauses (ii) and (iii) to the extent such conflict, violation, breach or default would not materially hinder or impair the transactions contemplated hereby or have a Material Adverse Effect.

 .3     Title to Assets.  The Seller owns and has good, valid and
marketable title to all of the Assets. The Seller holds title to each Asset free and clear of all Liens other than Permitted
Exceptions.

 .4     Consents.  To Seller's Knowledge, no consent, waiver,
approval or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Seller in connection with the execution and delivery by the Seller of this Agreement or the Seller Documents, or the compliance by the Seller with any of the provisions hereof or thereof, except for consents, waivers, approvals, Orders or Permits, if any, which the Buyer is required to obtain pursuant to Section 5.3.

 .5     Operating Statement of Profit.  An Operating Statement of
Profit for the Product Line is attached hereto as Schedule 4.5 (the "Operating Statement of Profit"). The Operating Statement of Profit presents fairly the sales and aggregate cost of goods sold for the Product Line for the fifteen (15) month period ended September 30, 1996. The Operating Statement of Profit was prepared on a basis consistent with Seller's ordinary accounting standards and systems, consistently applied throughout the period specified.

 .6     Absence of Certain Developments.  To Seller's Knowledge,
since September 30, 1996, the Seller has operated the Product
Line in the ordinary course of business consistent with past practice and there has not been:

(a) with respect to the Product Line or the Assets, any (i) material adverse change in condition (financial or other); (ii) material damage, destruction or loss (whether or not covered by insurance); or (iii) material transaction outside the ordinary course of business;

(b) any sale, lease, transfer, assignment, abandonment or other disposition of any asset outside the ordinary course of business that if owned by the Seller on the Closing Date would be an Asset;

(c) any material deviation from the ordinary and usual course of conducting the Product Line, including, without limitation, Inventory buying practices, or selling, pricing and advertising practices in contemplation of the transactions described in this Agreement;

(d) any mortgage, pledge or creation of any lien, charge, security interest or other encumbrance on any of the Assets
(other than Permitted Exceptions); or

(e) any labor union organizing activity, any actual or, to the Seller's knowledge, threatened employee strikes, work stoppages, slow-downs or lockouts.

 .7     Material Contracts.  Schedule 4.7 sets forth a list of
each written contract, agreement, commitment or obligation with respect to the Assets or the Product Line to which the Seller is a party, which involves the payment to or from the Seller of amounts in excess of Twenty Thousand Dollars ($20,000) over the balance of the term of such contract, agreement, commitment or obligation (collectively, the "Material Contracts"). To Seller's Knowledge and except as disclosed in Schedule 4.7, neither the Seller nor any of the other parties to the Material Contracts is in default under any of the Material Contracts, which default would have a Material Adverse Effect. The Seller has no written notice or knowledge of any claimed breach, or of the occurrence of any event which after the passage of time or the giving of notice or both would constitute a breach, by any party to any Material Contract. To Seller's Knowledge and assuming due execution and delivery by the other parties thereto, all of the Material Contracts constitute valid and legally binding obligations of the Seller and the other parties thereto and are in full force and effect. None of the rights of the Seller under any Material Contract will be impaired in any respect by the consummation of the transactions contemplated by this Agreement.

 .8     Intangible Property.  Schedule 1.1(d) sets forth a list of the Intangible Assets as well as a list of all registrations thereof. Each of the Intangible Assets listed on such schedule as being owned by the Seller is owned by the Seller free and clear of any and all Liens (other than Permitted Exceptions) and no other Person has any claim of ownership with respect thereto. To Seller's Knowledge, the Seller's use of the Intangible Assets does not conflict with, infringe upon, violate or interfere with any intellectual property rights of any other Person. There are no pending or, to Seller's Knowledge, threatened inquiries, investigations, or claims or litigation challenging or threatening to challenge the Seller's right, title and interest with respect to its continued use and right to preclude others from using any Intangible Assets. All such Intangible Assets of the Seller are valid and enforceable and there are no equitable defenses to enforcement based on any act or omission of the Seller.

 .9     Litigation; Product Liability.  There is no Legal
Proceeding pending or, to Seller's Knowledge, threatened against the Seller (i) in connection with the operation of the Product Line; (ii) that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement; or (iii) that questions the validity of this Agreement, any of the Seller Documents or any action taken or to be taken by the Seller in connection with the consummation of the transactions contemplated hereby or thereby. There is no pending or, to Seller's Knowledge, threatened Legal Proceeding or any Legal Proceeding which has been asserted or commenced against the Seller, in which a party thereto either requested injunctive relief (whether temporary or permanent) or alleged damages in excess of $25,000 (whether or not covered by insurance) on the basis of a product liability theory related to the Product Line.

 .10    Compliance with Law.  To Seller's Knowledge, since July 1,
1995, the Product Line has operated and is currently operating and all Products sold by the Seller have been produced, sold and marketed in compliance with all applicable Laws of the United States and Orders of United States Governmental Bodies, other than noncompliances which in the aggregate would not have a Material Adverse Effect. The Seller has not received written notice of any such violation or alleged violation with respect to the Product Line. Since July 1, 1995, all reports required to be filed with respect to the Product Line by the Seller with any governmental authority have been filed and were accurate and complete in all material respects when filed, except for such filings and reports as would not have a Material Adverse Effect. No payments of cash or other consideration have been made to any person, entity or government by the Seller or by any agent, employee, officer, director, shareholder or other person or entity on behalf of the Seller which were unlawful under the laws of the United States or any state or other governmental authority. Neither the Seller nor any officer, employee, or agent of Seller has made an untrue statement of a material fact or fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to the FDA, or committed an act, made a statement, or failed to make a statement, in any case, that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" set forth in 56 Federal Register 46191 and the FDA has not taken any such action, except where the same would not have a Material Adverse Effect. Since July 1, 1995, no product in the Product Line has been adulterated or misbranded within the meaning of the FDCA. Seller is registered with the Boards of Pharmacy in the states in which it is required to be so listed, except where the same would not have a Material Adverse Effect.

 .11    Product Registration Compliance.  Schedule 1.1(i) sets
forth a list of the INDs, NDAs, ANDAs and other product authorizations and registrations held by the Seller and pending before the FDA with respect to the Products (the "Product Registrations"), except where failure to hold such authorizations and registrations would not have a Material Adverse Effect. To Seller's Knowledge, all products sold under the Product Registrations are currently manufactured and marketed in accordance with the specifications and standards contained in such Product Registrations, except where such failure would not have a Material Adverse Effect. To Seller's Knowledge, the Seller is the sole and exclusive owner of the Product Registrations and has not granted any right of reference with respect thereto. To Seller's Knowledge, the Product Registrations granted are in full force and effect with all required annual reports filed and government maintenance fees and taxes having been paid thereon and, to Seller's Knowledge, no consent of any Governmental Body is required in connection with the transfer of Product Registrations pursuant to the transactions contemplated hereby, except where such failure would not have a Material Adverse Effect.

 .12    Inventory.  To Seller's Knowledge and except for
advertising materials, signs, letterheads and similar type inventories which may become obsolete as a result of the transactions contemplated in this Agreement, all finished goods contained in the Inventory were acquired only in the ordinary course of business and are good, usable and balanced and of a quality and quantity saleable in the ordinary course of business, and all raw materials were acquired in the ordinary course of business.

 .13    Assets Necessary to Operate Product Line.  Except for the
Excluded Assets and the equipment described in Section 1.2(a), the Assets comprise all of the assets necessary to operate the Product Line as presently being conducted in all material respects.

 .14    Brokers.  No person has acted directly or indirectly as a
broker, finder or financial advisor for the Seller in connection with the negotiations relating to, or the transactions contemplated by, this Agreement and no Person is entitled to any fee, commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Seller.

 .15 Major Customers. Schedule 4.15 sets forth a list of the 10 largest customers of the Seller for each Product Line for the fifteen (15) month period ended September 30, 1996. To Seller's Knowledge, during such fifteen (15) month period, the Seller did not receive any written or verbal notice from any of the firms listed on Schedules 4.7 or 4.15 that any such customer will terminate or reduce by more than 10% its purchases of Products.

 .16    Product Warranty.  Schedule 4.16 sets forth the language
provided by the Seller with respect to product warranties in the form of terms and conditions pursuant to which the Seller sells products to customers of the Product Line.

 .17    Commitments.  To Seller's Knowledge and except as
disclosed on Schedule 4.17, Seller is not bound under any Material Contracts to any purchase commitments, blanket purchase orders, minimum promotion expenditure obligations, minimum research and development expenditure obligations, minimum product detailing requirements or other minimum expenditure obligations.

 .18    Disclosure.  To Seller's Knowledge, no warranty or
representation by the Seller contained in this Agreement including the Schedules described in this Article contains or will contain any untrue statement of fact or omits or will omit to state any fact required to make the statements therein contained not misleading.


6         REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Seller that:

 .1     Organization and Good Standing.  The Buyer is a
corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement, and the Buyer Documents, and to consummate the transactions contemplated hereby and thereby.

 .2     Authorization of Agreement.  The Buyer has all requisite
corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate to be executed by the Buyer in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments and certificates required to be executed by the Buyer being hereinafter referred to, collectively, as the "Buyer Documents") and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Buyer of this Agreement and each Buyer Document has been duly authorized and approved by all necessary action on the part of the Buyer. This Agreement has been, and the Buyer Documents will be at or prior to the Closing, duly executed and delivered by the Buyer and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Buyer Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. None of the execution and delivery by the Buyer of this Agreement and the Buyer Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by the Buyer with any of the provisions hereof or thereof, will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Buyer, (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any Contract or Order to which the Buyer is a party or by which it or any of its properties or assets is bound or subject or (iii) constitute a violation of any Law applicable to the Buyer, except in the case of clauses (ii) and (iii) to the extent such conflict, violation, breach or default would not materially hinder or impair the transactions contemplated hereby.

 .3     Consents.  To Buyer's Knowledge, no consent, waiver,
approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Buyer in connection with the execution and delivery of this Agreement or the Buyer Documents or the compliance by the Buyer with any of the provisions hereof or thereof, except for consents, waivers, approvals, Orders or Permits, if any, which the Buyer is required to obtain pursuant to Section 5.3.

 .4     Availability of Funds.  The Buyer has available sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

 .5     Litigation.  There is no Legal Proceeding pending or, to
Buyer's Knowledge, threatened against the Buyer that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement, the Buyer Documents or any action taken or to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby or thereby.

 .6     Brokers.  No Person has acted directly or indirectly as a
broker, finder or financial advisor for the Buyer in connection with the negotiations relating to, or the transactions contemplated by, this Agreement and no Person is entitled to any fee, commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Buyer.

 .7     Disclosure.  To Buyer's Knowledge, no warranty or
representation by the Buyer contained in this Agreement
(including Schedule 5.3) contains or will contain any untrue statement of fact or omits or will omit to state any fact required to make the statements therein contained not misleading.



COVENANTS OF THE SELLER

From and after the date hereof and until the Closing, the Seller hereby covenants and agrees with the Buyer that:

 .1     Cooperation.  The Seller shall use its best efforts to
cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof. The Seller shall work with the Buyer to obtain the written consent (in form and substance reasonably acceptable to the Buyer) to the transfer or assignment to the Buyer of any of the Assets, including the Contracts, where the consent of any other party may be required for such assignment and transfer.

     .2     Access to Documents; Opportunity to Ask Questions.
The Seller shall provide the Buyer with such information as the Buyer from time to time reasonably may request with respect to the Product Line, and shall permit the Buyer and any of the directors, officers, employees, counsel, representatives, accountants and auditors (collectively, the "Buyer Representatives") reasonable access, during normal business hours and upon reasonable prior notice, to the properties, records and books of accounts related to the Product Line, as the Buyer from time to time reasonably may request; provided, however, that the Seller shall not be obligated to provide the Buyer with any information the provision of which may be prohibited by law or contractual obligation. No disclosure by the Seller whatsoever during any investigation by the Buyer shall constitute an enlargement of, or additional warranty or representation of, the Seller beyond those expressly set forth in this Agreement. All information and access obtained by the Buyer in connection with the transactions contemplated by this Agreement shall be subject to the terms and conditions of the letter agreement relating to confidentiality, dated as of May 6, 1996, between the Seller and the Buyer (the "Confidentiality Agreement").


 .3     Conduct of Product Line.  Except as otherwise may be
contemplated by this Agreement, required by any of the documents listed in the Schedules hereto or as the Buyer otherwise may consent to in writing (which consent shall not be unreasonably withheld), the Seller shall cause the Product Line to be operated in the ordinary course consistent with past practice and use reasonable efforts consistent with past practice to (i) preserve the present business operations, organization and goodwill of the Product Line, (ii) preserve the present relationships with persons having business dealing(s) with the Product Line and
(iii) maintain all of the assets and properties of the Product Line in their current condition, normal wear and tear excepted, other than Inventory which may be sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business.

 .4     Consents and Conditions; Assignment of Assets.  The Seller
shall use its reasonable best efforts to obtain all approvals, consents or waivers from Persons other than Governmental Bodies necessary to assign to the Buyer all of the Seller's interest in the Assets or any claim, right or benefit arising thereunder or resulting therefrom (each, an "Interest") as soon as practicable; provided, however, that in no event shall the Seller be obligated to pay any consideration therefor to the third party from whom such approval, consent or waiver is requested or release any right, benefit or claim in order to obtain such approval, consent or waiver.


8                    COVENANTS OF THE BUYER

From and after the date hereof, and until the Closing Date, the Buyer hereby covenants and agrees with the Seller that:

 .1      Cooperation.  The Buyer shall use its best efforts to
cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof. The Buyer shall work with the Seller to obtain the written consent (in form and substance reasonably acceptable to the Buyer) to the transfer or assignment to Buyer of any of the Assets, including the Contracts, where the consent of any other party may be required for such assignment and transfer.

 .2     Consents and Conditions.  The Buyer shall use its
reasonable best efforts to obtain all approvals, consents or waivers from Persons other than Governmental Bodies necessary to assign to the Buyer all of the Seller's interest in the Assets or any claim, right or benefit arising thereunder or resulting therefrom as soon as practicable.


9       CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

The obligation of the Buyer to consummate the purchase of the Assets and the assumption of the Assumed Liabilities on the Closing Date is, at the option of the Buyer, subject to the satisfaction of the following conditions:

 .1     Representations, Warranties and Covenants.

(a) Each of the representations and warranties of the Seller contained herein shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, it being understood that to the extent that such representations and warranties were made as of a specified date the same shall continue on the Closing Date to be true and correct in all material respects as of the specified date.

(b) The Seller shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement required to be performed or complied with by it at or prior to the Closing Date.

(c) The Purchaser shall have received a certificate of the Seller, dated as of the Closing Date and signed by an officer of the Seller, certifying as to the fulfillment of the conditions set forth in this Section 8.1.

 .2      No Prohibition.  No Law or Order of any court or
administrative agency shall be in effect which prohibits the Buyer from consummating the transactions contemplated hereby.

 .3     Delivery of Documents.  At the Closing, the Seller shall
execute and deliver to the Buyer the Bill of Sale, certificates of title, the Assumption Agreement, trademark assignments, the documents described in Section 3.3 and such additional documents as may be necessary in order to consummate the transactions contemplated by this Agreement.



CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS

The obligation of the Seller to consummate the sale, transfer and assignment to the Buyer of the Assets and the assignment of the Assumed Liabilities on the Closing Date is, at the option of the Seller, subject to the satisfaction of the following conditions.

 .1     Representations, Warranties and Covenants.

(a) Each of the representations and warranties of the Buyer contained herein shall be true and correct in all respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, it being understood that to the extent that such representations and warranties were made as of a specified date the same shall continue on the Closing Date to be true and correct in all material respects as of the specified date.

(b) The Buyer shall have performed and complied in all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by it at or prior to the Closing Date.

(c) The Seller shall have received a certificate of the Buyer, dated as of the Closing Date and signed by an officer of the Buyer, certifying as to the fulfillment of the conditions set forth in this Section 9.1.

 .2     No Prohibition.  No Law or Order of any court or
administrative agency shall be in effect which prohibits the Seller from consummating the transactions contemplated hereby.

 .3     Delivery of Documents.  At the Closing, the Buyer shall
execute and deliver to the Seller the Bill of Sale, certificates of title, the Assumption Agreement, trademark assignments, the documents described in Section 3.3 and such additional documents as may be necessary in order to consummate the transactions contemplated by this Agreement.



ADDITIONAL POST-CLOSING COVENANTS

 .1     Further Assurances.

(a) From time to time after the Closing Date, the Seller shall, at the reasonable request of the Buyer, execute and deliver such other and further instruments of sale, assignment, assumption, transfer and conveyance and take such other and further action in order to vest in the Buyer and put the Buyer in possession of the Assets and to transfer to the Buyer any Contracts and rights of the Seller relating to the Assets and assure to the Buyer the benefits thereof, and the Buyer shall, at the reasonable request of the Seller, execute and deliver such other and further instruments and take such other and further action in order to give effect to the Buyer's assumption of the Assumed Liabilities.

(b) To the extent any of the approvals, consents or waivers referred to in Section 6.4 have not been obtained as of the Closing, the Seller's only obligation with respect solely to any manufacturing or supply agreement shall be to use its reasonable efforts to do the following:

(i) cooperate with the Buyer in any reasonable and lawful arrangements designed to provide the benefits of such Interest to the Buyer as long as the Buyer fully cooperates with the Seller in such arrangements and promptly reimburses the Seller for all payments, charges or other liabilities made or suffered by the Seller in connection therewith; and

(ii) enforce, at the request of the Buyer and at the expense and for the account of the Buyer, any and all rights of the Seller arising from such Interest against such issuer or grantor thereof or the other party or parties thereto (including the right to elect to terminate such Interest in accordance with the terms thereof upon the written advice of the Buyer).

To the extent that the Seller enters into lawful arrangements designed to provide the benefits of any Interest as set forth in clause (b)(i) above, such Interest shall be deemed to have been assigned to the Buyer for purposes of Section 1.1.

(c) To the extent that the Buyer has not received from the FDA the stability test site change approvals referred to in Section 10.2(b), and, in any event, for no longer than one (1) year following the Closing Date, the Seller shall perform such stability tests as are reasonably necessary for the Buyer's operation of the Product Line or ownership of the Assets. The Seller shall bear the expenses of performing such stability tests.

 .2     FDA Approvals.

(a) Within seven (7) days after the Closing Date, both Buyer and Seller will inform FDA of the ownership transfer of the Product
Line as provided for in 21 CFR 314.72.

(b) The Buyer shall use its best efforts to apply, as soon as possible and, in any event, within one (1) year after the Closing Date, with the FDA for quality assurance test and release site, and stability test site change approvals for the Product Line required in connection with the Products and any other Product Registrations and Permits required by any Governmental Body with respect to the operation of the Product Line or the ownership or operation of the Assets.

(c) Within thirty (30) days of the approval by the FDA of the site transfers referenced in clause (b) of this Section, Buyer will assume full responsibility for the batch testing/release and stability testing of the Product Line.

 .3     Adverse Drug Experience; Recalls.  The Seller shall notify the Buyer of all material information of which Seller becomes aware concerning side effects, injury, toxicity or sensitivity reactions including incidence and severity thereof associated with commercial or clinical uses, studies, investigations or tests with the Products, whether or not determined to be attributable to the Products, which may constitute an adverse drug experience with respect to the Products under 21 C.F.R.
310.305 or 314.80. The Seller shall notify the Buyer of any Product complaints of which Seller becomes aware concerning the Products. The Seller agrees to assist the Buyer in investigating consumer complaints. The Seller shall be responsible for all decisions concerning recalls or withdrawals of Products sold by Seller prior to the Closing, including, without limitation, determining whether to make any such recall or withdrawal, the timing and scope of any recalls or withdrawals and the means of conducting any recalls or withdrawals. The costs of any recalls or withdrawals that relate to Products sold by the Seller prior to the Closing (other than to the Buyer) shall be borne by the Seller.

 .4     Returned Products.  Any Products that are returned that
can be identified by a code of the Seller or the Buyer shall be for the account of the Seller or the Buyer, as the case may be. With respect to split lots, the cost of any Products that are returned that cannot be identified or attributed to the Seller or the Buyer shall be allocated pro rata between the parties in the same ratio as the parties' share of the split lots. Credits for returns shall be handled in accordance with the Buyer's normal policy. The Buyer shall give written notice to the Seller of the returns accepted for the Seller's account since the date of the last notice. Within 20 days after the receipt of such notice, the Seller shall remit the full amount of such returns (including but not limited to the costs of disposal of such returned products) by check to the Buyer. The Buyer shall not take any action intended to induce any purchaser of Products to return such Products.

 .5     Government Rebates, Chargebacks and Similar Items.

(a) The Seller shall be responsible for all rebates owing to the Government or pursuant to managed care agreements and similar arrangements ("Rebates") with respect to sales of the Products on or prior to the Closing. The Buyer shall be responsible for all Rebates arising with respect to sales of the Products after the Closing.

(b) With respect to chargebacks, the Seller shall be responsible for all items submitted to the Buyer or the Seller within thirty (30) days following the Closing. The Buyer shall be responsible for all chargebacks submitted to the Buyer or the Seller after such period.

(c) The Buyer shall give written notice to the Seller of Rebates, chargebacks, allowances, administrative fees and similar arrangements all Rebates arising with respect to the Products on or prior to the Closing. Within 20 days after the receipt of such notice, the Seller shall remit the full amount of such charges and fees by check to the Buyer. The Buyer shall be responsible for all such items owing with respect to the sale of Products by the Buyer after the Closing.

 .6     Excluded Purchase Orders.  The Buyer shall promptly fill
all outstanding Excluded Purchase Orders received by the Seller prior to the Closing by manufacturing and distributing Products in accordance with a particular Excluded Purchase Order and in manner consistent with Seller's quality standards and ordinary course of business. The Buyer and Seller shall direct all payments with respect to Excluded Purchase Orders to be made to the Buyer. The full amounts of any payments with respect to any Excluded Purchase Orders received by the Buyer shall be held in trust for and be promptly remitted to the Seller. When an Excluded Purchase Order is filled, the Buyer shall notify the Seller thereof and the Seller shall pay to the Buyer an amount equal to the inventory cost thereof, valued in accordance with this Agreement, plus 10% of such cost in order to reimburse the Buyer for freight, shipping and delivery expense.

 .7     Public Announcements.  Neither the Seller (or any of its
Affiliates) nor the Buyer (or any of its Affiliates) shall make any public statement, including, without limitation, any press release, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by Law. If a disclosure is required by law, the disclosing party shall make reasonable efforts to afford the other party an opportunity to review and comment on the proposed disclosure prior to the making of such disclosure.

 .8     Books and Records; Personnel.  For a period of three (3)
years after the Closing Date (or such longer period as may be required by any Governmental Body or ongoing Legal Proceeding) and to the extent reasonably required by the Seller to comply with any Law or in anticipation of, or preparation for, existing or future litigation, arbitration or administrative proceeding in which the Seller or any of its Affiliates is involved and which is related to the Product Line:

(a) The Buyer shall not dispose of or destroy any of the business records and files included in the Assets. If the Buyer wishes to dispose of or destroy such records and files within three (3) years of the Closing Date, it shall first give thirty
(30) days' prior written notice to the Seller and the Seller shall have the right, at its option and expense, upon prior written notice to the Buyer within such thirty (30) day period, to take possession of the records and files within sixty (60) days after the date of the Seller's notice to the Buyer.

(b) The Buyer shall allow the Seller and its Representatives access to all business records and files which are transferred to the Buyer in connection herewith, during regular business hours and upon reasonable notice at the Buyer's principal place of business or at any location where such records are stored, and the Seller shall have the right, at its own expense, to make copies of any such records and files; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of the Buyer's business or operations.

(c) The Buyer shall make reasonably available to the Seller, upon written request and at the Seller's expense (i) the Buyer's personnel to assist the Seller in locating and obtaining records and files maintained by the Buyer and (ii) any of the Buyer's personnel previously in the Seller's employ whose assistance or participation is reasonably required by the Seller to comply with any Law or in anticipation of, or preparation for, existing or future litigation, arbitration, administrative proceeding or other matters in which the Seller or any of its Affiliates is involved and which is related to the Product Line.

(d) Each of the Seller and the Buyer shall cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other party's expense) in a timely fashion such personnel, tax data, tax returns and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably required (i) for the preparation by the Buyer or the Seller of any tax returns, elections, consents or certificates required to be prepared and filed by the Buyer or the Seller or any appraisal of the Assets or (ii) in connection with any audit or proceeding relating to taxes.

 .9     Right of First Offer.

(a) If any Product is switched from a prescription status (i.e., the product can only be dispensed with a doctor's prescription) to being available to a consumer without a prescription (collectively, the "Switched Products"), then the Buyer shall give prompt notice thereof to Block Drug Company, Inc., a New Jersey corporation ("Block") and provide Block with a period of thirty (30) days after receipt of the notice (the "Notice Period") to make an offer to the Buyer to market, sell and distribute the Switched Products (the "Right to Sell") on terms and conditions set forth in such offer. Block and the Buyer will negotiate in good faith, for a period not to exceed thirty (30) days (the "Negotiation Period"), the terms and conditions under which Block would sell the Switched Products.

(b) If Block does not make an offer for the Right to Sell within the Notice Period, or Block and the Buyer are unable to agree prior to the expiration of the Negotiation Period on terms pursuant to which Block will have the Right to Sell, then the Buyer will have no further obligation to Block under this Section.

 .10    Canadian Rights.  The Buyer acknowledges that Block
retained all rights to the Product Line in Canada pursuant to the Asset Sale Agreement, dated as of June 3, 1995, between Block and the Seller. In addition, the Buyer agrees to allow Block to purchase Ethamolin from Schering Plough for Block's Canadian sales only, at Buyer's option, from Schering Plough directly or from Buyer on a "pass-through" basis.

 .11    Agreement Not to Compete.  The Seller agrees that,
commencing on the Closing Date and continuing for a period of five (5) years thereafter the Seller will not directly or indirectly, engage in any activity in competition with the Product Line as conducted by the Seller on the Closing Date. It is understood that the remedies at law are inadequate in the case of any breach of this covenant and the Purchaser shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach of such covenant.



INDEMNIFICATION AND RELATED MATTERS

 .1     Indemnification by the Seller.  Notwithstanding the
Closing and regardless of any investigation conducted by the Buyer, subject to the provisions of this Article 11, the Seller agrees to defend, indemnify and hold the Buyer harmless from and against all Damages resulting from, arising out of or relating to:

(a) the failure of any of the representations and warranties contained in Article 4 to have been true when made, and as of the Closing Date, it being understood that to the extent that any of such representations and warranties were made as of a specified date, the same shall apply only to the failure of such representations and warranties to be true in all material respects as of such specified date;

(b) the failure of the Seller to duly perform any covenant contained in this Agreement which is required to be performed by the Seller; and

(c)  the Excluded Liabilities.

 .2     Indemnification by the Buyer.  Notwithstanding the Closing
and regardless of any investigation conducted by the Seller, subject to the provisions of this Article 11, the Buyer agrees to defend, indemnify and hold the Seller harmless from and against all Damages resulting from, arising out of or relating to:

(a) the failure of any of the representations and warranties contained in Article 5 to have been true when made and as of the Closing Date, it being understood that to the extent that any of such representations and warranties were made as of a specified date, the same shall apply only to the failure of such representations and warranties to be true in all material respects as of such specified date;

(b) the failure of the Buyer to duly perform any covenant contained in this Agreement which is required to be performed by the Buyer;

(c)  the Assumed Liabilities; and

(d) the ownership of the Assets by the Buyer on or after the Closing Date.

 .3     Determination of Damages and Related Matters.  In
calculating any amount payable to the Buyer pursuant to Section
11.1 or payable to the Seller pursuant to Section 11.2, the Seller or the Buyer, as the case may be, shall receive credit for
(i) any tax benefit allowable as a result of the facts giving rise to the claim for indemnification, and (ii) any insurance recoveries, and no amount shall be included for the Buyer's or the Seller's, as the case may be, special, consequential or punitive damages. The Seller and the Buyer agree that, except as specifically set forth in this Agreement and the Schedules hereto, neither party (including its representatives) has made or shall have liability for any representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement, including in the case of the Seller and its representatives any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Assets or the Product Line.

 .4     Limitation on Indemnification Liabilities.  The
indemnifications in favor of the Buyer, its affiliates, successors or assigns contained in Section 11.1(a) shall not be effective against the Seller, its affiliates, successors or assigns until the aggregate dollar amount of all losses, liabilities, damages or expenses (including reasonable attorneys' fees) indemnified against under such Section exceeds Fifty Thousand Dollars ($50,000) (the "Threshold Amount"), and then only to the extent such aggregate amount exceeds the Threshold Amount and (b) shall terminate once the dollar amount of all direct or indirect losses, liabilities, damages and expenses (including reasonable attorneys' fees) indemnified against under such Section aggregates 50% of the Purchase Price. For purposes of the determination of the Threshold Amount only, qualifications of the Seller's representations and warranties as to "material" or "Material Adverse Effect" shall be disregarded. Any indemnity payment made pursuant to this Agreement will be treated as an adjustment to the Purchase Price for tax purposes, unless a determination (as defined in Section 1313 of the Code) with respect to the indemnified party causes such payment not to constitute an adjustment to the Purchase Price for United States federal income tax purposes.

 .5     Survival of Representations, Warranties and Covenants.
The parties hereto agree that the representations and warranties made in this Agreement and the covenants and agreements contained herein to be performed or complied with at or prior to the Closing Date and any indemnification with respect thereto shall survive for twelve (12) months after the Closing Date; provided, however, that any covenant and agreement contained herein which by its terms pertain to a period in excess of twelve (12) months after the Closing Date shall survive for such specified period.

 .6     Notice of Indemnification.  If any legal proceeding shall
be threatened or instituted or any claim or demand shall be asserted by any Person in respect of which payment may be sought by one party hereto from the other party under the provisions of this Article 11 or for breach of any of the representations and warranties set forth herein, the party seeking indemnification (the "Indemnitee") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "Indemnitor"), which notice must be received by the Indemnitor prior to the expiration of twelve (12) months after the Closing Date (except for indemnification pertaining to covenants and agreements referred to in Section 11.5, as to which such twelve
(12) month limitation shall not be applicable). Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim. Any dispute hereunder shall be resolved in accordance with Section 13.5.

 .7     Indemnification Procedure for Third-Party Claims.  Except
as otherwise provided herein, in the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor shall have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnitee may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the Indemnitee may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding. If the Indemnitor elects not to defend any such proceeding, the Indemnitee may settle such proceeding without the consent of the Indemnitor, and the Indemnitor shall indemnify and hold the Indemnitee harmless with respect to any loss, liability, claim, obligation, damage and expense occasioned by such settlement.

 .8     Exclusive Remedy.  The exclusive remedy available to a
party hereto in respect of the matters covered by Section 11.1 or
11.2 shall be to proceed in the manner and subject to the limitations contained in this Article 11.



TERMINATION

 .1     Termination.  This Agreement may be terminated:

(a)  by the written agreement of the Buyer and the Seller;

(b) by either the Buyer or the Seller if there shall be in effect a non-appealable order of a court of competent jurisdiction permanently prohibiting the consummation of the transactions contemplated hereby; and

(c) by either the Buyer or the Seller if the Closing shall not have occurred on or before November 30, 1996.

 .2     Liabilities After Termination.  Upon any termination of
this Agreement pursuant to Section 13.1, no party hereto shall thereafter have any further liability or obligation hereunder, but no such termination shall relieve either party hereto of any liability to the other party hereto for any breach of this Agreement prior to the date of such termination.


14                       MISCELLANEOUS

 .1     Certain Definitions.

(a) As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Affiliate" means, as to any Person, any other Person, which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"ANDAs" means Abbreviated New Drug Applications made to the FDA.

"Asset Sale Agreement" means the Asset Sale Agreement, dated as of June 3, 1995, by and between Block Drug Company, Inc., a New
Jersey corporation, and Kremers-Urban Company, a Delaware corporation.

"Buyer's Knowledge" means the actual knowledge of Buyer, without investigation.

"Closing" means the consummation of the transactions contemplated by this Agreement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

"Damages" means all claims, actions, losses, damages, costs, expenses and liabilities (including reasonable attorneys' fees incident to the foregoing).

"FDA" means the Food and Drug Administration.

"Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

"INDs" means Investigational New Drug Applications made to the
FDA.

"Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

"Legal Proceeding" means any judicial, administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding.

"Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

"Material Adverse Effect" means any material adverse effect on, or any effect that results in a material adverse change in, the Assets as a whole or the financial condition, results of operations, prospects or liabilities of the Product Line.

"NDAs" means New Drug Applications made to the FDA.

"Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

"Permit" means any written approval, authorization, consent, franchise, license, permit or certificate by any Governmental
Body, other than the Product Registrations.

(i) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (ii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not in the aggregate material to the Product Line or the Assets; (iii) Liens created in connection with the Note and Security Agreement; and (iv) such other imperfections in title, charges, easements, restrictions and encumbrances which do not in the aggregate have a Material Adverse Effect.

"Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

"Seller's Knowledge" means the actual knowledge of Seller, without investigation.

"User Fees" means the annual fees payable to the FDA under the Prescription Drug User Fee Act for every product listed with the FDA.

(b) The following terms are defined in the Sections or other areas indicated:






Term
Section
Accounts....................... 1.2(f)
ADR Proceeding................. 13.5
Assets......................... 1.1
Assumed Liabilities............ 1.3
Assumption Agreement........... 3.4(e)
Bill of Sale................... 3.3(f)
Buyer.......................... preamble
Buyer Documents................ 5.2
Buyer Representatives.......... 6.2
Closing Date................... 3.1
Confidentiality Agreement...... 6.2
Excluded Assets................ 1.2
Excluded Purchase Orders....... 1.2(g)
Excluded Liabilities........... 1.3
Indemnitee..................... 11.6
Indemnitor..................... 11.6
Intangible Assets.............. 1.2(e)
Interest....................... 6.4
Inventory...................... 1.1(a)
Material Contracts............. 4.7
Non-U.S. Trademarks............ 1.1(e)
Note and Security Agreement.... 2.1(b)
Notice of Dispute.............. 13.5
Operating Statement of Profit.. 4.5
Patent-Related Assets.......... 1.1(c)
Product Line................... 1.1
Product Registrations.......... 4.13
Products....................... 1.1(h)
Purchase Price................. 2.1
Rebates........................ 10.5(a)
Seller......................... preamble
Seller Documents............... 4.2
Threshold Amount............... 11.4
Trademark Agreement............ 3.4(c)
U.S. Trademarks................ 1.1(d)


 .2     Waiver of Compliance with Bulk Transfer Laws.  The Buyer
hereby waives compliance by the Seller with the provisions of the bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. The Seller agrees to defend, indemnify and hold harmless the Buyer from and against any and all claims, cost, expense, liability or damages resulting from, arising out of or related to the Seller's noncompliance with such laws; this indemnity shall not be subject to any of the limitations contained in Section 11.4 or 11.5.

 .3     Entire Agreement.  This Agreement (with its Schedules and
Exhibits) contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any and all previous agreements and understandings between the parties hereto with respect to those matters.

 .4     Governing Law.  This Agreement shall be governed by and
construed in accordance with the law of the State of New York, without giving effect to principles of conflicts of law.

 .5     Alternative Dispute Resolution.  All claims, disputes and
other matters in question between the parties to this Agreement arising out of or in any way relating to this Agreement or the breach thereof, shall be decided by arbitration (the "ADR Proceeding") in New York, New York by the American Arbitration Association in accordance with the commercial arbitration rules of the American Arbitration Association then in effect, unless the parties mutually agree in writing to waive this provision. This agreement to arbitration shall be specifically enforceable in accordance with the United States Arbitration Act. The demand shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when an institution of legal or equity proceedings based upon such claim, dispute or other matter in question would be barred by this Agreement or the applicable statute of limitations. The arbitration shall be before a single arbitrator who shall interpret this Agreement in accordance with the internal laws of the State of New York. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction thereof. The arbitrator may award the prevailing party the costs of the proceeding, including the arbitrator's fees, attorneys' fees and disbursements of all parties.

 .6     Transfer Taxes.  The Seller shall be responsible for the
payment of all sales, use, gains, excise and other transfer, documentary or similar taxes on the transfer of the Assets contemplated hereunder, and the Buyer agrees to provide the Seller with exemption certificates, or other appropriate forms as the Seller shall reasonably request, in connection therewith.

 .7     Expenses.  Each of the parties hereto shall bear its own
expenses (including, without limitation, fees and disbursements of its counsel, accountants and other experts), incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the Buyer shall bear the Seller's reasonable expenses (including, without limitation, fees and disbursements of its counsel, accountants and other experts) arising out of the Seller's efforts to comply with its covenants contained in Article 10 after the Closing or out of Buyer's non-compliance with its covenants contained in Article 10.

 .8     Table of Contents and Headings.  The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

 .9     Notices.  All notices and other communications hereunder
shall be in writing and shall be deemed to have been duly given when delivered personally, or transmitted by telecopier, receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, postage pre-paid, on the date shown on the receipt therefor, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Seller, to:

Schwarz Pharma, Inc.
5600 West County Line Road
Mequon, Wisconsin  53902
Telephone:     (414) 238-5443
Facsimile:     (414) 238-1641
Attention:          Klaus Veitinger

with a copy to:

Mayer, Brown & Platt
1675 Broadway
New York, New York 10019
Telephone:     (212) 506-2500
Facsimile:     (212) 262-1910
Attention:     James B. Carlson

If to the Buyer, to:

Cypros Pharmaceutical Corporation
2714 Loker Avenue West
Carlsbad, California  92008
Telephone:     (619) 929-9500
Facsimile:     (619) 929-8038
Attention:     Chief Financial Officer


 .10    Severability.  The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

 .11    Binding Effect; No Assignment.  This Agreement shall be
binding upon and inure to the benefit of the parties and their respective successors and assigns. Other than Sections 10.9 and 10.10, nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person or entity not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of each of the other parties hereto and any attempted assignment without such required consents shall be void.

 .12    Amendments.  This Agreement may be amended, supplemented
or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

 .13    Counterparts.  This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 .14    Certain References.  Any references herein to "ordinary
course of business", "consistent with past practice", "consistently applied", and similar terms and phrases with respect to the Seller shall be deemed only to refer to the period during which the Seller has owned the Assets.

 .15    Schedules.  Items disclosed on any Schedule shall be
deemed included on each other Schedule.



[Remainder of Page Intentionally Blank]



IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the date and year first above written.


CYPROS PHARMACEUTICAL CORPORATION
(Signature)
Name/Title


SCHWARZ PHARMA, INC.
(Signature)
Name/Title




                   TABLE OF CONTENTS
Section                                                   Page
                       ARTICLE 1
                 ASSETS TO BE ACQUIRED
1.1  Acquisition and Transfer of Assets                     1
1.2  Excluded Assets                                        3
1.3  Assumed Liabilities                                    4
1.4  Excluded Liabilities                                   4

                       ARTICLE 2
                     PURCHASE PRICE
2.1  Purchase Price and Payment                             5
2.2  Allocation of Purchase Price                           6

                       ARTICLE 3
                      THE CLOSING
3.1  Closing Date                                           6
3.2  Proceedings at Closing                                 6
3.3  Deliveries by the Seller to the Buyer                 6
3.4  Deliveries by the Buyer to the Seller                  7
3.5  Other Deliveries by Seller                             8

                       ARTICLE 4
      REPRESENTATIONS AND WARRANTIES OF THE SELLER
4.1  Organization and Good Standing                         8
4.2  Authorization of Agreement                             9
4.3  Title to Assets                                        9
4.4  Consents                                               9
4.5  Operating Statement of Profit                          9
4.6  Absence of Certain Developments                       10
4.7  Material Contracts                                    10
4.8  Intangible Property                                   10
4.9  Litigation; Product Liability                         11
4.10 Compliance with Law                                   11
4.11 Product Registration Compliance                       12
4.12 Inventory                                             12
4.13 Assets Necessary to Operate Product Line              12
4.14 Brokers                                               12
4.15 Major Customer                                        12
4.16 Product Warranty                                      13
4.17 Commitments                                           13
4.18 Disclosure                                            13

                       ARTICLE 5
      REPRESENTATIONS AND WARRANTIES OF THE BUYER
5.1  Organization and Good Standing                        13
5.2  Authorization of Agreement                            13
5.3  Consents                                              14
5.4  Availability of Funds                                 14
5.5  Litigation                                            14
5.6  Brokers                                               14
5.7  Disclosure                                            14

                       ARTICLE 6
                COVENANTS OF THE SELLER
6.1  Cooperation                                           15
6.2  Access to Documents; Opportunity to Ask Questions     15
6.3  Conduct of Product Line                               15
6.4  Consents and Conditions; Assignment of Assets         15

                       ARTICLE 7
                 COVENANTS OF THE BUYER
7.1  Cooperation                                           16
7.2  Consents and Conditions                               16

                       ARTICLE 8
    CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS
8.1  Representations, Warranties and Covenants             16
8.2  No Prohibition                                        17
8.3  Delivery of Documents                                 17

                       ARTICLE 9
   CONDITIONS PRECENDENT TO THE SELLER'S OBLIGATIONS
9.1  Representations, Warranties and Covenants             17
9.2  No Prohibition                                        18
9.3  Delivery of Documents                                 18

                       ARTICLE 10
           ADDITIONAL POST-CLOSING COVENANTS
10.1  Further Assurances                                   18
10.2  FDA Approvals                                        19
10.3  Adverse Drug Experience; Recalls                     19
10.4  Returned Products                                    20
10.5  Government Rebates, Chargebacks and Similar Items    20
10.6  Excluded Purchase Orders                             20
10.7  Public Announcements                                 21
10.8  Books and Records; Personnel                         21
10.9  Right of First Offer                                 22
10.10 Canadian Rights                                      22
10.11 Agreement Not to Compete                             22

                       ARTICLE 11
          INDEMNIFICATION AND RELATED MATTERS
11.1 Indemnification by the Seller                         23
11.2 Indemnification by the Buyer                          23
11.3 Determination of Damages and Related Matters          23
11.4 Limitation on Indemnification Liabilities             24
11.5 Survival of Representations, Warranties and           24
Covenants
11.6 Notice of Indemnification                             24
11.7 Indemnification Procedure for Third-Party Claims      25
11.8 Exclusive Remedy                                      25

                       ARTICLE 12
                      TERMINATION
12.1 Termination                                           25
12.2 Liabilities After Termination                         26

                       ARTICLE 13
                     MISCELLANEOUS
13.1 Certain Definitions                                   26
13.2 Waiver of Compliance with Bulk Transfer Laws          29
13.3 Entire Agreement                                      29
13.4 Governing Law                                         29
13.5 Alternative Dispute Resolution                        29
13.6 Transfer Taxes                                        29
13.8 Expenses                                              30
13.9 Notices                                               30
13.10 Severability                                         31
13.11 Binding Effect; No Assignment                        31
13.12 Amendments                                           31
13.13 Counterparts                                         31
13.14 Certain References                                   31
13.15 Schedules                                            31

SCHEDULES AND EXHIBITS
Schedule 1.1            -   Product Line
Schedule 1.1(d)         -   U.S. Trademarks
Schedule 1.1(i)         -   Permits
Schedule 1.1(j)         -   Included Contracts
Schedule 1.2(f)         -   Excluded Contracts
Schedule 1.2(g)         -   Excluded Purchase Orders
Schedule 1.4(e)         -   Excluded Obligations, Liabilities
                        and Indebtedness
Schedule 2.1(c)         -   Estimated Inventory
Schedule 2.2            -   Allocation of Purchase Price
Schedule 4.5            -   Operating Statement of Profit
Schedule 4.7            -   Material Contracts
Schedule 4.15           -   Major Customers and Suppliers
Schedule 4.16           -   Product Warranty
Schedule 4.17           -   Commitments
Schedule 5.3            -   Buyer's Consents
Exhibit A               -   Note and Security Agreement
Exhibit B               -   Bill of Sale
Exhibit C               -   Assumption Agreement
Exhibit D               -   Trademark Agreement